Exhibit 99.1

VINEYARD NATIONAL BANCORP

Press Release

Vineyard National Bancorp Reports Record Quarterly Earnings of $4.8 Million,
and Six Months Earnings Increase of 47%; Assets Increase to $1.6 Billion

Rancho Cucamonga, CA. (July 13, 2005) -- Vineyard National Bancorp (the “Company”) (NASDAQ:VNBC), and its operating subsidiary, Vineyard Bank (the “Bank”), today reported record earnings for the quarter ended June 30, 2005 of $4.8 million, or $0.48 per diluted share, compared with net earnings of $3.3 million, or $0.37 per diluted share, for the same quarter ended in 2004. The growth in earnings represented an increase of 45% over the comparable period last year. Diluted earnings per share increased 30%, which produced a return on average common equity of approximately 22% for the quarter.

For the six months ended June 30, 2005, the Company reported record net earnings of $9.2 million, or $0.93 per diluted share, compared with net earnings of $6.3 million, or $0.71 per diluted share, for the comparable period in 2004. The growth in earnings represented an increase of 47% over the comparable period last year. Diluted earnings per share increased 31%, which produced a return on average common equity of approximately 22% for the period.

Earnings Guidance and Market Sensitivity:

With the results of the second quarter now complete, and the continued implementation of the Company’s strategic plan further underway, management has reaffirmed its earnings estimate for fiscal year 2005 to a range of $2.00 to $2.10 per diluted share, an increase of approximately 29% to 35% over 2004’s earnings of $1.55 per diluted share.  Within each subsequent reporting period, management will update the range given the current economic and market factors.

Management has also assessed the impact of increasing market interest rates on the Company’s net interest income and net interest margin, and believes that the sensitivity to market rate changes will have no measurable impact to its operations and the ultimate impact upon the product lines that are offered in the Company’s communities. The continued rise in short term rates has flattened the yield curve as compared to medium-term interest rates, producing higher returns to the Company’s floating rate loan portfolio and increasing the interest costs to its funding base.

The significant expansion of earning assets within the second quarter of 2005 was principally funded by wholesale borrowings at a higher rate than the cost of core deposits. This effectively had a compression effect on the net interest margin of the Company’s balance sheet based on the incremental amount of new business generation while producing measurable increases to net interest income.

The Company principally operates its lending activities within the Inland Empire region of Southern California, and the coastal communities of Los Angeles, San Diego and Orange counties.  The Inland Empire region is one of the fastest growing areas in California driven by affordable housing and commercial income property development.  Residential coastal construction continues to be supported by continued strong demand for high-end housing due to scarcity of product and regional wealth creation.

Management has also reviewed the levels of investment made into the Company’s infrastructure in order to support its efforts, and believes that the increases made in personnel, technology, facilities and marketing support should be adequate to support its efforts as the Company completes the fifth year of its strategic plan.  Operating expenses for the second quarter of 2005 were slightly below the levels recorded in the first quarter of 2005.

Capital Resources:

During the second quarter of 2005, the Company completed a private placement of Series C perpetual preferred stock in the amount of $10.0 million, bearing an initial dividend coupon of 6.95%. This capital instrument does not have any common stock component to its structure, and is additive to the Company’s total stockholders’ equity.

Concurrent with this offering, the Company issued $10.0 million of trust preferred debt obligations bearing an initial interest rate coupon of 5.39%. The weighted, after-tax effected cost of capital for these two offerings was approximately 5.0%, of which $15.0 million was contributed into the Bank with the remaining funds retained as parent company operating liquidity.

During the second quarter of 2005, $3.5 million of additional common equity was received pursuant to the exercise of additional investment rights related to the December 2004 private placement of common stock at an exercise price of $31.05 per share.

Principally during the first quarter of 2005, the Company purchased on the open market approximately $6.0 million of treasury stock under its stock repurchase program.

Total stockholders’ equity of the Company increased to $102.4 million, an increase of $17.2 million as compared to December 31, 2004, or 20%. The Company’s net book value of its common stock increased during this period from $9.17 to $9.87 per share.

“Our recent capital market activities have allowed the Company and the Bank to better position ourselves with the continuing opportunities available in our marketplace, the Inland Empire and our expanding product lines. Our efforts to date have been built around relationships and exceptional people, all within a dynamic market. With approximately 270 employees today, our focus will continue to be on growth of the Vineyard brand and franchise,” stated Norman Morales, President and Chief Executive Officer.

Operating Results:

For the six months ended June 30, 2005, the Company’s net interest income before its provision for loan losses increased by $7.0 million, or 29%, as compared with the same period in 2004, to a level of $31.1 million. These results produced a net interest margin of 4.5% for the period, a decrease from the 4.8% level for the comparable period in 2004.

The decrease in the net interest margin was attributable to the expansion of the Company’s income property lending and its investment securities portfolios, which are originated at lesser yields than the construction lending portfolio, and the increase in FHLB advances to fund the majority of the incremental increase.

Total interest-earning average assets for the second quarter of 2005 increased by $156.4 million, or 11.8%, as compared to interest-earning average asset during the first quarter of 2005. Total interest-earning average assets for the second quarter of 2005 increased by $224.2 million, or 17.9%, as compared to interest-earning average assets during the fourth quarter of 2004. Total interest-earning average assets for the second quarter of 2005 increased by $378.2 million, or 34.4%, as compared to interest-earning average assets during the second quarter of 2004.

The Company has significantly increased its focus and efforts on providing core deposit growth through its existing community banking network, increased efforts in developing its commercial and business banking initiatives, and increased strategic recruitment of personnel in both of these areas. The Company’s efforts continue to be focused on the measured growth of all earning assets which complement a well-balanced loan and investment securities portfolio, funded by core deposit relationships.

Other operating income for the six months ended June 30, 2005 was $2.4 million, or 4% less than the same period in 2004. For the first six months of 2004, the Company realized $0.2 million in net gains on the sale of investment securities as compared to none in the comparable period in 2005. Other income increased within this period from the origination and sale of SBA loans, while the Company realized a modest decrease in depository service charge income as earnings credit rates increased for compensating balances and reduced the amount of actual service charges earned. Total net revenues (net interest income before provision for loan losses plus other operating income) for the six months ended June 30, 2005 increased by $6.9 million or 26% as compared to the same period in 2004.

The Company’s successful efforts in expanding and diversifying its earning-asset base helped increase total assets to a level of $1.6 billion as of June 30, 2005. Total assets were $1.3 billion at December 31, 2004, and $1.2 billion at June 30, 2004.

The Company’s growth in its loan portfolio for the six months ended June 30, 2005 produced an increase of $218.2 million or 21%, bringing gross loans outstanding, net of unearned income, to $1.2 billion at June 30, 2005. Gross loans outstanding, net of unearned income, at December 31, 2004 were $1.0 billion. The largest component of this increase in the first half of 2005 is centered in multi-family apartment lending within the Southern California marketplace, followed by the established coastal and tract construction product lines as well as commercial real estate mortgages.

During the second quarter of 2005, the Company participated with other community banks approximately $5 million in construction loan balances, and approximately $49 million for the first half of 2005. This continuing effort assists in the diversification of the Company’s loan portfolio, creates new channels of product distribution, provides for additional liquidity, as well as provides for additional sources of revenues. The Company will increase its loan participation efforts for the balance of 2005 now that lending production has accelerated along all product lines, and allow for core deposit generation to replace FHLB borrowings.

The Company’s continued growth of its loan portfolio necessitated a provision for possible loan losses in the amount of $0.9 million for the six months ended June 30, 2005, compared to $3.5 million for the same period for 2004. This contributed to the increase of the allowance for possible loan losses to $13.9 million, or 1.1% of gross loans outstanding at quarter end. The Company will continue to build the allowance for possible loan losses in the future as it expands its loan portfolio both in size and diversity of product lines.

For the six months ended June 30, 2005, total deposits increased by $68.6 million, or 7%, to $1.0 billion, as compared to year-end 2004’s level of $965.5 million. With the growth of the Company’s earning-asset base, the focus on core deposit growth within the nine community banking centers has increased with significant additions in relationship and business development personnel. The Company has also received regulatory approval to convert its Irvine and San Diego loan production offices to full-service branching centers, which will assist in the expansion of community and commercial deposit relationships. The Company’s demand deposits increased by approximately $10.5 million during the first six months of 2005, bringing the total amount of demand deposit to approximately $138.0 million.

The Company’s cost of deposits of approximately 2.5% for the second quarter of 2005 has increased by approximately 60 basis points as compared to year-end 2004’s levels, and approximately 70 basis points as compared to the second quarter of 2004. During the past six and twelve months, the Federal Reserve Board has increased short term rates by 100 basis points and 225 basis points, respectively.

Total operating expenses for the six months ended June 30, 2005 were $16.9 million, an increase of $4.4 million or 35% over the same period in 2004. The Company has added significant resources to its operating areas in relationship management and business development, credit administration, information technology, and marketing along with increased expenditures in the physical infrastructure to support the growth realized in the past four years. This has, in turn, increased the costs associated with salaries, cash incentives and benefits for the first half of 2005 to $9.4 million, representing 56% of total operating costs.

The Company’s efficiency ratio, which measures the relationship of total operating expenses and total operating income, was 50% for the six months ended June 30, 2005, as compared with 47% for the same period in 2004. The efficiency ratio for the second quarter of 2005 alone was 48%, as operating expenses were effectively unchanged while the earning-asset growth produced increases to the Company’s net revenues.

For the six months ended June 30, 2005, the Company’s income tax provision was $6.6 million as compared to $4.3 million in the same period in 2004, producing an effective income tax rate of 41.8% in 2005 and 40.9% in 2004.

The Bank continues to be “well-capitalized” pursuant to the guidelines established by regulatory agencies. To be considered “well-capitalized” an institution must have total risk-based capital of 10% or greater, and a leverage ratio of 5% or greater. The Bank’s total risk-based and leverage capital ratios were 12.8% and 11.5% at June 30, 2005, respectively.

As a continuing component to its Shareholders’ Relations Program, the Company has prepared a presentation describing its operating performance and strategies. The presentation may be accessed at www.vineyardbank.com.

Vineyard National Bancorp operates Vineyard Bank, a community bank principally located in the Inland Empire region of Southern California. The Bank operates eleven full-service branches located in Rancho Cucamonga, Chino, Corona, Crestline, Diamond Bar, Irvine, Irwindale, Lake Arrowhead, La Verne, Manhattan Beach and San Diego, in addition to loan production offices in Carlsbad and Anaheim. Shares of the Company’s common stock are traded on the NASDAQ National Market System under the ticker symbol VNBC.

This press release contains forward-looking statements as referenced in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may vary. Factors which could cause actual results to differ from these forward-looking statements include changes in the competitive marketplace, changes in the interest rate environment, economic conditions, outcome of pending litigation, risks associated with credit quality and other factors discussed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Corporate Offices:
9590 Foothill Boulevard, Rancho Cucamonga, California 91730 Tel: (909) 987-0177 Fax: (951)278-0041
Email address: shareholderinfo@vineyardbank.com

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)

	June 30, 2005		December 31, 2004		$ Change	% Change
	(unaudited)		(audited)
Assets
Loans	$1,245,247		$1,027,037		$218,210	21%
Less allowance for loan losses	(13,876)		(13,001)		(875)	7%
Net loans	1,231,371		1,014,036		217,335	21%

Investment securities	311,692		235,715		75,977	32%
Total Earnings Assets	1,543,063		1,249,751		293,312	23%

Cash and cash equivalents	30,894		22,551		8,343	37%
Premises and equipment, net	16,508		12,399		4,109	33%
Other assets	29,102		26,796		2,306	9%
Total Assets	$1,619,567		$1,311,497		$308,070	23%

Liabilities and Stockholders' Equity
Liabilities
Deposits
Noninterest-bearing	$137,965		$127,466		$10,499	8%
Interest-bearing	896,161		838,080		58,081	7%
Total Deposits	1,034,126		965,546		68,580	7%

Federal Home Loan Bank advances	388,000		177,000		211,000	119%
Subordinated debentures	5,000		5,000		-	0%
Junior subordinated debentures	81,449		71,139		10,310	14%
Other liabilities	8,556		7,585		971	13%
Total Liabilities	1,517,131		1,226,270		290,861	24%

Stockholders' Equity
Common stock equity	101,509		94,821		6,688	7%
Preferred stock equity	9,675		-		9,675	100%
Unallocated ESOP shares	(6,576)		(6,856)		280	-4%
Cumulative other comprehensive loss	(2,172)		(2,738)		566	-21%
Total Stockholders' Equity	102,436		85,227		17,209	20%
Total Liabilities and Stockholders' Equity	$1,619,567		$1,311,497		$308,070	23%

Total non-performing loans/Gross loans	0.37%	(1)	0.00%	(1)

Number of shares of common stock outstanding	9,398,288	(2)	9,289,947	(2)

Net book value of common stock	$9.87		$9.17
Net book value of common stock,
excluding other comprehensive loss	$10.10		$9.47

(1) Total non-performing loans includes non-accrual loans and accrual loans that are more than 90 days past due.
(2) Number of shares of common stock outstanding at June 30, 2005 and December 31, 2004 excludes 280,083 and 291,994 unreleased and unallocated ESOP shares, respectively.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share amounts)

	Three Months Ended June 30,
	2005	2004		$ Change	% Change
	(unaudited)	(unaudited)
Interest Income
Loans, including fees	$22,703	$16,156		$6,547	41%
Investment securities	3,355	1,900		1,455	77%
Total Interest Income	26,058	18,056		8,002	44%

Interest Expense
Deposits	6,385	3,558		2,827	79%
Other borrowings	3,565	1,519		2,046	135%
Total Interest Expense	9,950	5,077		4,873	96%

Net Interest Income	16,108	12,979		3,129	24%
Provision for loan losses	850	1,683		(833)	-49%
Net interest income after provision for loan losses	15,258	11,296		3,962	35%

Other Income
Fees and service charges	463	486		(23)	-5%
Gain on sale of SBA loans and SBA broker fee income	770	378		392	104%
Net gain on sale of investment securities	-	-		-	0%
Other income	92	26		66	254%
Total Other Income	1,325	890		435	49%

Gross Operating Income	16,583	12,186		4,397	36%

Operating Expenses
Salaries and benefits	4,487	3,456		1,031	30%
Occupancy and equipment	1,638	1,133		505	45%
Other operating expenses	2,281	2,042		239	12%
Total Operating Expenses	8,406	6,631		1,775	27%

Earnings before income taxes	8,177	5,555		2,622	47%
Income tax provision	3,419	2,270		1,149	51%
Net Earnings	$4,758	$3,285		$1,473	45%

Weighted average shares outstanding used in
diluted EPS calculation	9,696,407	8,584,227	(3)

Earnings per common share
Basic	$0.50	$0.42	(3)	$0.08	19%
Diluted	$0.48	$0.37	(3)	$0.11	30%

Efficiency Ratio	48%	48%

(3) Share and per share information was adjusted to reflect the two-for-one stock split in August 2004.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share amounts)

	Six Months Ended June 30,
	2005	2004		$ Change	% Change
	(unaudited)	(unaudited)
Interest Income
Loans, including fees	$42,419	$29,238		$13,181	45%
Investment securities	6,333	4,000		2,333	58%
Total Interest Income	48,752	33,238		15,514	47%

Interest Expense
Deposits	11,782	6,576		5,206	79%
Other borrowings	5,860	2,569		3,291	128%
Total Interest Expense	17,642	9,145		8,497	93%

Net Interest Income	31,110	24,093		7,017	29%
Provision for loan losses	850	3,483		(2,633)	-76%
Net interest income after provision for loan losses	30,260	20,610		9,650	47%

Other Income
Fees and service charges	844	924		(80)	-9%
Gain on sale of SBA loans and SBA broker fee income	1,427	1,262		165	13%
Net gain on sale of investment securities	-	207		(207)	-100%
Other income	167	136		31	23%
Total Other Income	2,438	2,529		(91)	-4%

Gross Operating Income	32,698	23,139		9,559	41%

Operating Expenses
Salaries and benefits	9,411	6,678		2,733	41%
Occupancy and equipment	3,177	2,114		1,063	50%
Other operating expenses	4,339	3,769		570	15%
Total Operating Expenses	16,927	12,561		4,366	35%

Earnings before income taxes	15,771	10,578		5,193	49%
Income tax provision	6,596	4,324		2,272	53%
Net Earnings	$9,175	$6,254		$2,921	47%

Weighted average shares outstanding used in
diluted EPS calculation	9,753,699	8,668,782	(4)

Earnings per common share
Basic	$0.97	$0.82	(4)	$0.15	18%
Diluted	$0.93	$0.71	(4)	$0.22	31%

Efficiency Ratio	50%	47%

(4) Share and per share information was adjusted to reflect the two-for-one stock split in August 2004.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
FINANCIAL PERFORMANCE
(unaudited)
(dollars in thousands)

	Three Months Ended June 30,
	2005			2004
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Assets
Gross loans	$1,158,526	$22,703	7.9%	$911,682	$16,156	7.1%
Investment securities (5)	318,527	3,355	4.2%	187,204	1,900	4.1%
Total interest-earning assets	1,477,053	26,058	7.1%	1,098,886	18,056	6.6%
Other assets	63,063			44,997
Less: allowance for possible loan losses	(13,392)			(10,092)
Total average assets	$1,526,724			$1,133,791

Liabilities and Stockholders' Equity
Interest-bearing deposits (6)	$907,933	6,385	2.8%	$668,603	3,558	2.1%
FHLB advances	299,169	2,262	3.0%	226,692	760	1.3%
Junior subordinates debentures and other borrowings	84,636	1,303	6.2%	70,032	759	4.4%
Total interest-bearing liabilities	1,291,738	9,950	3.1%	965,327	5,077	2.1%
Demand deposits	132,588			112,474
Other liabilities	8,103			6,567
Total average liabilities	1,432,429			1,084,368
Preferred stock equity	7,973			14,058
Common stock equity, net of
cumulative other comprehensive loss	86,322			35,365
Stockholders' equity	94,295			49,423
Total liabilities and stockholders' equity	$1,526,724			$1,133,791

Net interest spread (7)			4.0%			4.5%
Net interest margin (8)		$16,108	4.4%		$12,979	4.8%

Return on Average Assets			1.3%			1.2%
Return on Average Common Equity			22.1%			37.4%
Net Charge-off's/Average Gross Loans			0.0%			0.0%

(5) The yield for investment securities is based on historical amortized cost balances.
(6) Includes savings, NOW and money market deposit accounts.
(7) Net interest spread represents the average yield earned on interest-earning assets less the average rate paid on interest-bearing liabilities.
(8) Net interest margin is computed by dividing net interest income by total average earning assets.

VINEYARD NATIONAL BANCORP AND SUBSIDIARY
FINANCIAL PERFORMANCE
(unaudited)
(dollars in thousands)

	Six Months Ended June 30,
	2005			2004
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Assets
Gross loans	$1,099,306	$42,419	7.8%	$804,980	$29,238	7.3%
Investment securities (5)	299,956	6,333	4.2%	200,751	4,000	4.0%
Total interest-earning assets	1,399,262	48,752	7.0%	1,005,731	33,238	6.6%
Other assets	61,282			43,566
Less: allowance for possible loan losses	(13,201)			(9,079)
Total average assets	$1,447,343			$1,040,218

Liabilities and Stockholders' Equity
Interest-bearing deposits (6)	$886,110	11,782	2.7%	$618,983	6,576	2.1%
FHLB advances	253,203	3,484	2.8%	199,236	1,315	1.3%
Junior subordinates debentures and other borrowings	80,417	2,376	6.0%	57,560	1,254	4.4%
Total interest-bearing liabilities	1,219,730	17,642	2.9%	875,779	9,145	2.1%
Demand deposits	129,087			105,868
Other liabilities	8,510			6,983
Total average liabilities	1,357,327			988,630
Preferred stock equity	4,009			21,529
Common stock equity, net of
cumulative other comprehensive loss	86,007			30,059
Stockholders' equity	90,016			51,588
Total liabilities and stockholders' equity	$1,447,343			$1,040,218

Net interest spread (7)			4.1%			4.5%
Net interest margin (8)		$31,110	4.5%		$24,093	4.8%

Return on Average Assets			1.3%			1.2%
Return on Average Common Equity			21.5%			41.8%
Net Charge-off's/Average Gross Loans			0.0%			0.0%

(5) The yield for investment securities is based on historical amortized cost balances.
(6) Includes savings, NOW and money market deposit accounts.
(7) Net interest spread represents the average yield earned on interest-earning assets less the average rate paid on interest-bearing liabilities.
(8) Net interest margin is computed by dividing net interest income by total average earning assets.